Exhibit J

                    Consent of Independent Auditors

                         Deloitte & Touche LLP




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CONSENT OF INDEPENDENT AUDITORS


Fund for Tax-Free Investors, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 18 to Registration Statement No. 2-83299 of our report dated January 20, 2000, appearing in the Annual Report of Fund for Tax-Free Investors, Inc. for the year ended December 31, 1999 and to the reference to us under the caption "Financial Highlights" appearing in
the   Prospectuses,  which  are  also  a  part  of  such  Registration
Statement.



/s/ Deloitte & Touche  LLP

Princeton, New Jersey
April 25, 2000